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                                                                 Exhibit 99.8.60

                                PRINCIPAL FUNDS
                               SERVICES AGREEMENT


      This Services Agreement (the "AGREEMENT") is made and entered into this 27th day of March, 2017, between Principal Shareholder Services, Inc. ("PRINC1PAL"), a Washington corporation having a place of business at 620 Coolidge Drive, Suite 300, Folsom, CA 95630, and the undersigned counterparty ("COUNTERPARTY").

      WHEREAS, each investment company, or series thereof identified on SCHEDULE A hereto (each a "FUND" and jointly the "FUNDS") is a management investment company registered under the Investment Company Act of 1940, as amended (the "1940 ACT"), or a series thereof, offers shares or units of beneficial interest ("SHARES") of the class(es) identified on Schedule A;

      WHEREAS, Principal serves as transfer agent to the Funds;

      WHEREAS, Counterparty provides, or contracts for the provision by another administrator of, administrative services including, but not limited to, recordkeeping, reporting and processing services for use by employee benefit plans ("PLANS"). Administrative services for each Plan include establishing and maintaining plan participant investment accounts and providing processing and transfer arrangements for the investment and reinvestment of Plan assets in investment media specified under the Plan;

      WHEREAS, Counterparty or an affiliate of Counterparty, and Principal or a designated affiliate of Principal are members in good standing of the National Securities Clearing Corporation (the "NSCC") and have access to the NSCC's NETWORKING system ("NETWORKING") and NSCC's Defined Contribution Clearance and Settlement system ("DCC&S") and/or Fund/SERV system ("FUND/SERV") (collectively, the "NSCC SYSTEMS");

      WHEREAS, Principal and Counterparty desire to make Shares available to all of Counterparty' s clients, including trust clients, the Plans and their participants (collectively, "CLIENTS") and have Counterparty, directly or through an affiliated company or other designee, maintain as shareholder of record of Fund shares an omnibus account on the books of the Funds and provide, or contract for the provision of, administrative services to Clients with respect to Shares; and

      WHEREAS, the Funds are expected to realize economies in transfer agency and related expenses by having the Shares owned by Clients within omnibus accounts on the books of the Funds;

      NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is hereby agreed by and between the parties hereto as follows:

1. Definition of Terms. As used herein, the term "PROSPECTUS" means the then current prospectus and, unless the context otherwise requires, related statement of additional information ("SAI"), as the same are amended and supplemented from time to time, of each of the respective Funds and each of the respective classes of Shares of the respective Funds; the term "BUSINESS DAY" means any day on which the New York Stock Exchange

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      ("NYSE") is open; the term "MARKET CLOSE" means the close of regular trading on the NYSE on a Business Day, which close is generally 4:00p.m. Eastern time; and the term "PRINCIPAL UNDERWRITER" has the definition provided in the 1940 Act.

2. Counterparty will be responsible for proper instruction and training of personnel employed by Counterparty. Counterparty understands and agrees that the Shares can only be sold to eligible purchasers as indicated in the Prospectus, which for some or all Share classes is limited to Plans. This Agreement does not grant Counterparty any right to purchase Shares from the Fund (although it does not preclude Counterparty from purchasing any such Shares for which Counterparty is an eligible purchaser), nor does it constitute Counterparty an employee or agent of Principal or any Fund for any purpose, except that Principal hereby designates Counterparty as an authorized agent of the Fund for the limited purpose of receiving purchase, exchange and redemption orders with respect to Shares on behalf of the Funds in accordance with Section 7(b) of this Agreement.

3. Subject to the terms of the Prospectus, all orders for the purchase or redemption of Shares of the Funds shall be executed at the next determined net asset value per Share ("NAV"), determined in accordance with the provisions of the Prospectus. To the extent the Prospectus as of the time of sale allows for waiver of the initial sales charges, Counterparty hereby waives any and all initial sales charges that otherwise would be applicable to any transactions pursuant to this Agreement. Counterparty agrees that upon receipt of confirmations of transactions, Counterparty shall examine the same and promptly notify Principal of any errors or discrepancies that Counterparty discovers.

      In the event adjustments are required to correct any error in the computation of NAV of any Fund's shares at the shareholder level as a result of a pricing error that is deemed to be material under the pricing policy of the Funds or which Funds otherwise deem necessary to correct at the shareholder level, Funds will notify Counterparty as soon as practicable after discovering the need for those adjustments. Notification shall be made by facsimile or by direct or indirect systems access acceptable to Counterparty. If one or more Clients received amounts from any Fund in excess of the amounts to which it otherwise would have been entitled due to an error, Counterparty shall use its best efforts to collect such excess amounts from the applicable accounts. If an adjustment is to be made in accordance with this paragraph to correct an error which has caused an account to receive an amount less than that to which it is entitled, the Fund shall make all necessary adjustments to the number of shares owned in the account and/or distribute to Counterparty the amount of such underpayment.

4. The Funds and Principal have each reserved the right to refuse at any time or times to sell any of the Shares for any reason, and the Funds and Principal have each reserved the right to refuse at any time to accept an order for purchase of Shares for any reason. Counterparty agrees that it has not relied and will not rely on any representations regarding the Funds other than those contained in the Prospectus of the relevant Fund. Counterparty agrees that its actions under this Agreement shall comply with all applicable federal and state laws, including the Employee Retirement and Income Security Act of 1974, as amended ("ERISA") and the rules and regulations of all applicable regulatory agencies or authorities. Counterparty agrees to timely deliver or

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      cause to be delivered to each Client or beneficial owner, to the extent required, to whom any offer or sale is made, at or prior to the time of such offer or sale, a copy of the relevant Prospectus, and upon request, the relevant SAI, all in compliance with applicable laws, rules and regulations.

      Principal agrees to supply Counterparty with copies of the Prospectus, annual reports, interim reports, proxy solicitation materials and any such other information and materials relating to the relevant Fund and class of Shares in reasonable quantities upon request. Counterparty acknowledges that any materials or information that Principal furnishes to Counterparty, other than Prospectuses, annual and interim reports to shareholders and proxy solicitation materials prepared by the Fund, are the sole responsibility of Principal and not the responsibility of the Fund.

      Counterparty further agrees to obtain for each Client on whose behalf Counterparty transmits any order for the purchase of Shares any taxpayer identification number certification required under Section 3406 of the Code or any successor provision, and the regulations thereunder, and to implement any required backup withholding in accordance with Section 3406 of the Code or any successor provision and the regulations thereunder. Counterparty is responsible for Counterparty's compliance with all applicable tax laws, rules and regulations governing Counterparty's performance under the Agreement.

5. Counterparty shall not make any representation concerning any Shares or class of Shares other than those contained in the relevant Prospectus or in any promotional materials or sales literature furnished to Counterparty by Principal. Counterparty shall not furnish, or cause to be furnished, to any person, or display or publish, or cause to be displayed or published, any information or materials relating to Principal, an affiliated advisor of Principal, any Fund or class of Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, correspondence or other similar materials), except such information and materials as may be furnished to Counterparty by Principal and such other information and materials as may be approved in writing by Principal prior to use by Counterparty. Rather than requiring Counterparty to submit all such information and materials to Principal for review, Counterparty will submit to Principal for review samples of the kinds of information and materials, and the consent by Principal need only be obtained once with respect to future use of such information and materials if future versions are not materially changed in terms of how information and materials about Principal, its affiliate, any Fund or class of Shares are presented. And provided that Counterparty will not use such information or materials without then current performance information to the extent such updating would be necessary.

6. Each exchange of Shares (the investment of the proceeds from the redemption of Shares of one class of a Fund into the Shares of another class of the same Fund or the same or another class of another Fund) shall, where available, be made in accordance with, and subject to, the terms of the Prospectus, including the right of a Fund to suspend sales.

 7.
      (a) The procedures relating to orders and the handling thereof will be subject to the terms of the Prospectus and to instructions received by Counterparty from


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            Principal or a Fund's principal underwriter from time to time. No conditional orders will be accepted. Except to the extent Section 7(b) is applicable, all orders will be processed on the Business Day they are received in proper form by the transfer agent, except that orders received by the transfer agent after Market Close on each Business Day will be processed on the following Business Day. Receipt of orders in "PROPER FORM" means received in "good order" according to industry standards as reasonably determined by Principal. Counterparty agrees that purchase orders placed by Counterparty will be made only for the purpose of covering purchase orders already received from Clients. In the event that Counterparty transmits orders on behalf of a third-party ("THIRD-PARTY"), Counterparty agrees that it shall be responsible for any and all acts or omissions of the Third-Party as if such acts or omissions were its own. Counterparty shall place purchase orders from Clients with Principal or the transfer agent immediately and shall not withhold the placement of such orders so as to profit Counterparty; provided, however, that the foregoing shall not prevent the purchase of Shares by Counterparty for bona fide investment by Counterparty itself, and provided further that any Shares purchased for Counterparty's bona fide investment will not be resold except through redemption by the Funds. Counterparty agrees that it shall not effect any transactions (including, without limitation, any purchases and redemptions) in any Shares registered in the name of, or beneficially owned by, any Client unless such Client has granted Counterparty full right, power and authority to effect such transactions on behalf of such Client.

      (b) This section 7(b) shall only apply for purposes of transactions that are eligible for transmission through DCC&S per NSCC rules, and are normally transmitted by Counterparty to Principal after Market Close ("ELIGIBLE DCC&S TRANSACTIONS"). For purposes of Rule 22c-1 of the 1940 Act, Principal hereby appoints Counterparty as agent for the limited purpose of receiving purchase, exchange and redemption orders with respect to Shares purchased and held by Clients eligible for transactions to be processed through DCC&S, and Counterparty accepts such appointment, on the terms set forth herein. Counterparty may not delegate such limited agency appointment to any other entity or person without the express written consent of Principal. With regard to Eligible DCC& S Transactions, on any Business Day ("BUSINESS DAY ONE"), Counterparty may receive orders in proper form prior to Market Close, for the transmittal to the Funds via NSCC Systems, in accordance with the rules and procedures of NSCC Systems established by the NSCC, on behalf of all Clients to the Funds up to the latest time accepted by NSCC Systems, but in no event later than 6:00 a.m. Eastern time on the following Business Day ("BUSINESS DAY TWO"). The ability of Counterparty to transmit such orders to the Funds after Market Close pursuant to Rule 22c-l shall apply only with regard to Eligible DCC&S Transactions that are normally processed through DCC&S. In the event NSCC Systems are unavailable on any Business Day or if Counterparty is otherwise not able to submit orders through NSCC, orders received by Counterparty in proper form prior to Market Close on Business Day One will be aggregated by Counterparty and transmitted to the Funds as soon as reasonably practical by facsimile or through such other means as Principal may from time to time agree in writing, but in no event later than 6:00

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            a.m. Eastern time on Business Day Two. On each Business Day
            Counterparty shall transmit, at a minimum, a single order for the aggregate purchase amount and a single order for the aggregate redemption amount for Shares for each Fund for each account. Such orders will be credited to the respective account at the NAV calculated as of the Market Close on Business Day One. Dividends, if applicable, will begin to accrue on Business Day Two. Counterparty warrants all orders transmitted to the Funds as of a particular Business Day will relate only to instructions received prior to the Market Close on that Business Day. Counterparty agrees that orders that it receives after Market Close on each Business Day will be transmitted to Principal with orders received by Counterparty prior to Market Close on the following Business Day, for processing at the net asset value determined on such following Business Day. Counterparty hereby represents and warrants that it has adopted and implemented, and will maintain, internal controls reasonably designed to prevent orders received after Market Close on any Business Day from being aggregated with orders received prior to Market Close on such Business Day, and to minimize errors that could result in late transmissions of orders to the Funds.

8. Except to the extent caused by Principal's negligence or willful misconduct, Counterparty shall indemnify and hold harmless Principal, the Funds and all of their affiliates, and their officers, directors, employees, agents, and assignees against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to any of them, or which they or any of them may incur, including but not limited to alleged violations of the Securities Act of 1933, as amended and/or the Securities Exchange Act of 1934, as amended ("LOSSES"), arising out of or in connection with: (i) Counterparty's dissemination of information regarding Principal or a Fund that is materially incorrect and that was not provided to Counterparty, or approved, by Principal; (ii) Counterparty's willful misconduct or gross negligence in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses result from Principal's gross negligence, willful misconduct or breach of this Agreement; (iii) the failure to accurately or timely transmit any order to the Funds; or (iv) Counterparty's breach of any of the terms and conditions of this Agreement.

      Except to the extent caused by Counterparty's negligence or willful misconduct, Principal will indemnify, defend, hold harmless Counterparty and all of its affiliates, and their officers, directors, employees, agents, and assignees against all Losses, arising out of or in connection with: (i) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus, or in any application filed with any state regulatory agency in order to register or qualify under the securities laws thereof (a "Blue Sky Application"), or which shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in the Prospectus or any Blue Sky Application or which is necessary to make the statements or a part thereof not misleading; (ii) Principal's willful misconduct or gross negligence in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses result from Counterparty's gross negligence, willful misconduct or breach of this Agreement; or (iii) Principal's breach of any terms and conditions of this Agreement.


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      In any event, no party shall be liable for any special, consequential or incidental damages.

      The indemnification obligations contained in this Section 8 shall survive the termination of this Agreement.

9.

      (a) Counterparty agrees that payment for orders from Counterparty for the purchase of Shares will be made in accordance with the terms of the Prospectus.

      (b) On or before the settlement date of each purchase order of Shares, Counterparty shall remit to an account designated by Principal with the transfer agent an amount equal to the then current NAV of such Shares as determined by Principal in accordance with the terms of the Prospectus. If payment for any purchase order for the Shares is not received in accordance with the terms of the Prospectus, this Agreement and applicable law, Principal reserves the right, without notice, to cancel the sale or redeem the Shares ordered, and Counterparty shall be responsible for any loss sustained as a result thereof. Principal and the Funds reserve the right to change any service fee by supplementing or otherwise revising the Prospectus or statement of additional information, as applicable.

      (c) Payment for net purchases of shares in the Funds will be forwarded to the Funds' agent no later than Business Day Two under the ordinary settlement methods of NSCC. Subject to the terms of the Prospectus, payment for net redemptions of shares in the Funds will be forwarded to Counterparty no later than Business Day Two under the ordinary settlement methods of the NSCC. In the event NSCC Systems are unavailable on any Business Day or the parties are otherwise unable to settle transactions pursuant to this Agreement through NSCC, then payment for net purchases of shares in the Funds will be sent by federal funds wire transfer to the Funds' agent by 4:00 p.m. Eastern time on Business Day Two and, subject to the terms of the Prospectus, payment for net redemptions of shares in the Funds will be sent by federal funds wire transfer to Counterparty by 4:00 p.m. Eastern time on Business Day Two.

      (d) Principal agrees, subject to the other terms and conditions of the Prospectus this Agreement and any attached schedule, that Principal or its affiliate will pay Counterparty a service fee as set forth in SCHEDULE B of this agreement, and Counterparty agrees to accept the same as full payment for the services undertaken by it as described in Section 10 hereof, payable as set forth in the Prospectus or statement of additional information. Counterparty agrees that it shall fully disclose such fee to Clients. Counterparty agrees that it shall timely invoice Principal for such fees as provided on Schedule B. In no event shall Counterparty be entitled to any payment for fees or fee corrections for which Principal has not received the invoice from Counterparty within 6 months of the end of the billing period indicated on Schedule B. Counterparty's failure to provide, directly or indirectly by contract with another administrator, services as agreed in Section 10 hereof will render Counterparty ineligible to receive service fees with respect to such Shares. The parties recognize that such fees are for


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            administrative services provided, directly or indirectly, by
            Counterparty, and are not for investment advisory or distribution services.

      (e) Termination or cancellation of this Agreement shall not relieve Counterparty from the requirements of this Section.

10.

      (a) Counterparty agrees to perform certain record keeping, communication, transactional and other services with respect to the Clients who are the beneficial owners of the shares of the Funds, as more particularly set forth below. Counterparty represents and warrants that it has and will continue at all times to maintain necessary facilities, equipment, systems and personnel to perform its services hereunder in a businesslike and competent manner and to comply with applicable laws, rules and regulations related to the services to be provided, including the maintenance and preservation of all required records and registrations.

      (b) Counterparty represents and warrants that all Clients are aware that they are transacting business with Counterparty and not Principal or the Funds, and that they will look only to the Counterparty and not to Principal or the Funds for resolution of problems or discrepancies in their accounts.

      (c) Counterparty agrees to provide or arrange for the provision of administrative support services to Clients who may from time to time invest in the Funds. Such services include the following: (1) acting either directly or through an affiliated company or other designee as the sole shareholder of record for Clients on the books of the Funds; (2) obtaining all required documentation from the Clients;
            (3) settling transactions, reconciling transactions, obtaining pricing, reinvesting distributions, and maintaining account records for Clients, including (i) number and dollar value of shares; (ii) date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date; (iii) name and address of the Clients, including zip codes and social security numbers or taxpayer identification numbers; and (iv) overall Client records; (4) receiving, aggregating and processing Client purchase, exchange and redemption orders in accounts and transmitting to the Funds' transfer agent purchase, exchange, and redemption requests for shares of the Funds; (5) producing and mailing statements to Clients at least quarterly, and as required by applicable laws, rules and regulations, and including such information as Principal may reasonably request; (6) producing and mailing confirmations of transactions; (7) answering questions and handling correspondence from Clients about their accounts, providing them with information concerning their accounts and the Funds, and other similar personal services related to the maintenance of shareholder accounts; (8) timely providing Clients with all legally required documents such as Prospectuses, proxies and annual reports and, upon request by a Client, a copy of the applicable SAI, all in compliance with applicable laws, rules and regulations; (9) transmitting to Principal or its designee such periodic reports as shall be reasonably necessary to enable each Fund to comply with state blue sky requirements; and (10) providing


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            such other similar services as Principal may reasonably require to the extent Counterparty is permitted to do so under applicable laws, rules and regulations.

      (d) Counterparty shall maintain all historical Client records consistent with the requirements of all applicable laws, rules and regulations. Upon request of Principal, Counterparty shall provide copies of written communications regarding the Funds to or from such Clients. Counterparty shall upon request make available to Principal such records or communications as may be necessary to determine the number of Clients in each Counterparty omnibus account.

      (e) A Fund shall recognize Counterparty as a single shareholder and unallocated account in the Fund and will not maintain separate accounts for Plan participants or other Clients. Neither the Funds, nor Principal shall be responsible for providing such recordkeeping or administrative services to Plan participants or other Clients. The official records of transactions of Counterparty's omnibus accounts and the number of shares in such accounts shall be determined by Principal. Counterparty shall bear responsibility for any discrepancies between its omnibus accounts and the Client accounts and for the maintenance of all records regarding the Clients, the Client's transactions, and the Clients' interest in the omnibus accounts.

      (f) Counterparty assumes sole responsibility for reconciliation of Client accounts with its omnibus account at Principal. Principal agrees to assist Counterparty with such reconciliation where necessary.

      (g) Counterparty shall have no authority to countersign securities of the Funds, monitor the issuance of securities of the Funds with a view to preventing unauthorized issuance, register the transfer of securities of the Funds, exchange or convert securities of the Funds or transfer record ownership of securities of the Funds by bookkeeping entry.

      (h) The parties acknowledge and agree that the services to be provided by Counterparty under this Agreement are recordkeeping, administrative and communication and related services only, and are not the services of an underwriter or a principal underwriter of any Fund within the meaning of the Securities Act of 1933, as amended, or the 1940 Act.

      (i) In the event that any omnibus account holds five percent (5%) or more of the outstanding Fund shares, Principal will be responsible for requesting Counterparty to confirm its status as shareholder of record and to confirm whether any Client beneficially owns five percent (5%) or more of the outstanding Fund shares. For this purpose, Principal shall indicate in its inquiry the number of Fund shares that equal five percent (5%) of outstanding Fund shares. Counterparty shall reply to any such inquiries in a reasonably prompt manner.

11. Counterparty hereby represents and warrants that: (i) Counterparty is a corporation, partnership or other business entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized; (ii) the execution and delivery


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      of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for Counterparty's lawful execution and delivery of this Agreement and Counterparty's performance hereunder have been obtained; (iii) upon execution and delivery by Counterparty, and assuming due and valid execution and delivery by Principal, this Agreement will constitute a valid and binding agreement, enforceable against Counterparty in accordance with its terms; (iv) any and all fees provided for in this Agreement will be disclosed by Counterparty to the Clients; and (v) the receipt of the fees described in this Agreement by Counterparty will not constitute a non-exempt "prohibited transaction" as such term is defined in Section 406 of ERISA and Section 4975 of the Code.

12. Counterparty further agrees that it will not transmit orders for the purchase of Shares of Funds that would require the Shares to be qualified for sale in any jurisdiction where such Shares have not been qualified for sale. Principal agrees to inform Counterparty, upon request, as to the jurisdictions in which Principal believes the Shares have been registered or qualified for sale under, or are exempt from the requirements of, the respective securities laws of such jurisdictions, but Principal shall have no obligation or responsibility to make Shares available for sale to Clients in any jurisdiction.

13. "CONFIDENTIAL INFORMATION" of any party shall mean such party's ideas, expressions, trade secrets, customer lists, products, policies, forms, business methods, business plans, software and information from third parties (such as software and its related documentation) in respect of which such party has a duty of confidentiality, "nonpublic personal information" of such party's "customers" (each for purposes of this section as defined in Rule 3 of Regulation S-P), as well as information which from all relevant circumstances should reasonably be assumed by a party to be confidential information of the other party, whether or not marked "Confidential Information." Confidential Information of a party shall be held in confidence by the other party to the same extent and in at least the same manner as such party protects its own Confidential Information, but in no case to a lesser extent or manner than a reasonable degree of care under the circumstances. Except as otherwise permitted by law, each party agrees not to use or disclose to any affiliate or third party, either orally or in writing, any Confidential Information for any purpose other than the purpose for which the Confidential Information was provided to that party. Without limiting any of the foregoing, each party agrees to take all precautions that are reasonably necessary to protect the security of the Confidential Information. Each party agrees to restrict access to the Confidential Information to its employees who need to know that information to perform that respective party's duties under this agreement. Each party agrees, upon the other party's request, either to return to the requesting party or destroy all tangible items containing any Confidential Information it received or learned from the requesting party, including all copies, abstractions and compilations thereof and to destroy, delete or otherwise render unreadable all electronic or computer copies or records of or relating to same, without retaining any copies of the items required to be returned except to the extent that retention of such copies is required by applicable law or regulation; provided, however, that the obligations set forth in this section shall not apply to any Confidential Information that is or becomes relevant to an individual's status as a consumer or customer of the receiving party. The obligations of this paragraph extend to all of a


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      party's employees, agents, affiliates and contractors and each party shall inform such persons of their obligations hereunder.

      Each party will, upon learning of any unauthorized disclosure or use of the other party's Confidential Information, notify the other party promptly and cooperate fully with that party to protect such Confidential Information.

      The obligations in this Section 13 shall not restrict any disclosure by either party pursuant to any applicable state or federal laws, subpoena, by order of any court or government agency (provided that the disclosing party shall give prompt written notice to the non-disclosing party of such subpoena, order or other demand for disclosure and shall make all reasonable efforts to allow the other party an opportunity to seek a protective order or other judicial relief), or pursuant to a request from any applicable self-regulatory organization or to audits or inquiries from any other state or federal regulatory agency if a party is legally required to provide such agency with access to such records. Information shall not be considered Confidential Information under this Agreement and the restrictions on disclosure under this Section 13 shall not apply to the extent such information (1) is independently developed by the other party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure),
      (3) is intentionally disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or of any confidentiality agreements entered into before the effective date of this Agreement as evidenced by the written records of such party, or (5) is rightfully received by a party free of any obligation of confidentiality.

      The parties agree that they shall abide by the applicable provisions of all applicable privacy laws, rules and regulations and shall each establish commercially reasonable controls to ensure the confidentiality of the Confidential Information and to ensure that the Confidential Information is not disclosed contrary to the provisions of this Agreement or any applicable privacy laws, rules and regulations. Without limiting the foregoing, each party shall implement such physical and other security measures as are necessary to (i) ensure the security and confidentiality of the Confidential Information, (ii) protect against any threats or hazards to the security and integrity of the Confidential Information and
      (iii) protect against any unauthorized access to or use of the Confidential Information. In addition, each party shall use the Confidential Information of the other party solely for the purpose of providing services to Clients investing in one or more Funds. Counterparty may contract with others, at its own expense, for data systems, processing services and other technical or administrative services. Principal may at any time or times in its discretion appoint (and may at any time remove) other parties, including parties with which Principal is affiliated, as its agent to carry out such provision of the Agreement as Principal may from time to time direct; provided however, that the appointment of any such agent shall not relieve Principal of any of its responsibilities or liabilities hereunder. To the extent that any duties and responsibilities under the Agreement are delegated to an agent or subcontractor, the party shall take reasonable steps to ensure that such agents and subcontractor adhere to the same requirements. Each party shall have the right, during regular office hours and upon reasonable notice, to audit the records of the other party to ensure compliance with the terms of this Agreement and all applicable privacy laws, rules and regulations. The provisions of this
      Section 13 shall survive the termination of this Agreement.

14. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between Principal and Counterparty. Neither party hereto shall be, act as, or represent itself as, the employee, agent or representative of the other party hereto (except as provided in Section 2 of this Agreement), nor shall either party hereto have the right or authority to make any representation or assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party hereto. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party (other than the Funds) solely on account of this Agreement. Neither party hereto shall use the name of any other party hereto in any manner without the other party's prior written consent, except as required by any applicable federal or state law, rule or regulation.

15. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal or overnight delivery, first class mail or facsimile (with confirming copy by delivery or mail as provided herein). Unless otherwise notified in writing, all notices to Principal shall be given or sent to Principal at its office, located at 620 Coolidge Drive, Suite 300, Folsom, CA 95630, Attn: President; and all notices to Counterparty shall be given or sent to Counterparty at Counterparty's address shown below.

16. This Agreement shall become effective upon written acceptance by Principal and may be terminated at any time by either party hereto upon prior written notice to the other parties hereto. To the extent not prohibited by law, this Agreement, including any schedules hereto, may be amended as provided in any written notice delivered by Principal to Counterparty and otherwise may be amended only by a written instrument signed by both of the parties hereto. This Agreement may not be assigned by either party without prior written consent of the other party hereto, provided, however, that a change in control of Principal or assignment by Principal to an affiliate shall not constitute an assignment of this Agreement, and a change in control of Counterparty shall not constitute an assignment of this Agreement provided that Principal receives written notice at least thirty (30) days prior to such change in control. This Agreement, including any schedules hereto, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, representations and warranties, written or oral, regarding such subject matter between the parties or between Counterparty and a Fund's principal underwriter, transfer agent or manager. In the event of any conflict between the terms of this Agreement and the Prospectus, the terms of the Prospectus shall control.

17. This Agreement shall apply to the Shares of the classes of the Funds listed on Schedule A, which Schedule may be amended from time to time upon prior written notice from Principal to Counterparty.

18. Counterparty agrees to provide to Principal and each Fund each calendar quarter such information as shall reasonably be requested by Principal or a Fund with respect to the service fees paid to Counterparty under this Agreement. Counterparty will permit representatives of Principal and each Fund reasonable access to its personnel and records to monitor the quality of services being provided by Counterparty pursuant to this Agreement. Upon request, Counterparty agrees to provide Principal with a copy of Counterparty's current Financial Intermediary Controls and Compliance Assessments ("FICCA") report or, if not available, upon request Counterparty shall promptly complete and sign Principal's form of annual certification regarding such matters. In addition, Counterparty shall promptly respond to questions or concerns Principal may have regarding such matters.

19. Principal hereby advises Counterparty that the Funds have adopted written policies and procedures reasonably designed to detect and prevent frequent and/or disruptive trading in Shares. Counterparty agrees that it shall be responsible for monitoring its Clients' accounts for a pattern of purchases, redemptions and/or exchanges of Shares that potentially indicates excessive trading or "market timing", to effect either such policies and procedures of the Funds or such similar policies and procedures of Counterparty as may be acceptable to the Funds. Counterparty agrees that in the event that it should come to the attention of Counterparty that any of its Clients is engaging in a pattern of purchases, redemptions and/or exchanges of Shares that potentially indicates excessive trading or "market timing," Counterparty shall promptly notify Principal of such pattern and shall cooperate fully with Principal in investigation and, if deemed necessary or appropriate by Principal, terminating any such pattern of trading, including, without limitation, by refusing such Client's orders to purchase or exchange Shares.

      In addition, Counterparty agrees to cooperate with Principal and its affiliates to effect such policies and procedures of the Funds as follows:

      19.1 Agreement to Provide Information. Counterparty agrees to provide the Fund, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification number ("ITIN"), or other government-issued identifier ("GII"), if known, of any or all Shareholder(s) (as defined below) of each account held of record by Counterparty and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer or exchange of Shares held through an account maintained by Counterparty during the period covered by the request.

            19.1.1 Period Covered by Request. Requests must set forth a specific period, not to exceed ninety (90) calendar days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than ninety (90) calendar days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

            19.1.2 Form and Timing of Response. (a) Counterparty agrees to provide, promptly upon request of the Fund or its designee, the requested information specified above. If requested by the Fund or its designee, Counterparty agrees to use best efforts to determine promptly whether any specific person about whom it has received identification and transaction information specified in above is itself a financial intermediary ("Indirect Intermediary") and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth above for those shareholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Counterparty additionally agrees to inform the Fund whether it plans to perform (i) or (ii). (b) Responses required by this paragraph must be communicated in writing in a format mutually agreed upon by the parties; and (c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the National Securities Clearing Corporation ("NSCC") Standardized Data Reporting Format.

            19.1.3 Limitations on Use of Information. The Fund agrees not to use the information received pursuant to this Section 19 for marketing or any other similar purpose without the prior written consent of Counterparty.

      19.2 Agreement to Restrict Trading. Counterparty agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder who has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Counterparty's account) that violates policies established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

            19.2.1 Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

            19.2.2 Timing of Response. Counterparty agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five
                    (5) business days after receipt of the instructions by the Counterparty.

            19.2.3 Confirmation by Counterparty. Counterparty must provide written confirmation to the Fund that instructions from the Fund to restrict or prohibit trading have been executed. Counterparty agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) Business Days after the instructions have been executed.

      19.3  Definitions. For purposes of this section:

            19.3.1 The term "Fund" includes the fund's principal underwriter and transfer agent. The term does not include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.

            19.3.2 The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Counterparty.

            19.3.3 The term "Shareholder" means the beneficial owner of Shares, whether the Shares are held directly or by the Counterparty in nominee name. The term "Shareholder" means the plan participant notwithstanding that the plan may be deemed to be the beneficial owner of Shares.

            19.3.4 The terms "written" and "writing" include electronic writings and facsimile transmissions.

            19.3.5 The term "intermediary" means a "financial intermediary" as defined in SEC rule 22c-2.

            19.3.6 The term "purchase" does not include the automatic reinvestment of dividends.

            19.3.7 The term "promptly" as used in 19.1.2 means as soon as practicable, but in no event later than ten (10) Business Days from Counterparty's receipt of request for information from the Fund or its designee.

20. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Iowa, without giving effect to principles of conflict of laws. Any action arising out of or relating to this Agreement shall be brought only in the State of Iowa and Counterparty consents to venue and personal jurisdiction in the State of Iowa.

21. Counterparty hereby represents and certifies to Principal that it is aware of, and in compliance with, all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by the USA PATRIOT Act of 2001 (the "PATRIOT ACT"), its implementing regulations, and related Securities and Exchange Commission and self-regulatory organization rules and regulations. Counterparty hereby certifies to Principal that, to the extent required by the Patriot Act, it has a comprehensive anti-money laundering compliance program that includes: internal policies, procedures and controls for complying with the Patriot Act; a designated compliance officer or officers; an ongoing training program for appropriate employees; and an independent audit function.

      Counterparty also hereby certifies to Principal that, to the extent applicable, it is in compliance with the economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"), and has an OFAC compliance program that satisfies all applicable laws, rules and regulations and sanctions programs administered by the U.S. Treasury Department's Office of Foreign Laws and Regulations.

      Counterparty represents that it adopted a Customer Identification Program in compliance with applicable laws, rules and regulations and will verify the identity of customers who open accounts with Principal on or after October 1, 2003 and who invest in Shares.

      Except to the extent restricted by applicable law, Counterparty hereby agrees to notify Principal in writing at 711 High Street, Des Moines, Iowa 50392-0200, Attn: Anti-Money Laundering Compliance Officer, or such other address as provided in writing by Principal to Counterparty, promptly whenever questionable activity or potential indications of suspicious activity or OFAC matches are detected with respect to the Funds.

      Counterparty hereby undertakes to notify Principal promptly if any of the foregoing certifications cease to be true and correct for any reason.

22. Except as otherwise specified in this Agreement, Principal and Counterparty hereby agree to abide by all terms and conditions set forth in the Investment Company Institute's Standardized Networking Agreement ("NETWORKING AGREEMENT"). In the event of any conflict between the terms of this Agreement and the terms of the Networking Agreement, the terms of this Agreement shall control.

23. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. If any provision of this Agreement should be invalid, illegal or in conflict with any applicable state or federal law or regulation, such law or regulation shall control, to the extent of such conflict, without affecting the remaining provisions of this Agreement.

IN WITNESS WHEREOF the parties hereto have caused the Agreement to be duly executed as of the date first written above.


PRINCIPAL SHAREHOLDER SERVICES, INC.                     AMERICAN UNITED LIFE INSURANCE
                                                         COMPANY
                                                         COUNTERPARTY


By:    /s/ Cary Fuchs                                    By:    /s/ Terry W. Burns
------------------------------------------------         ---------------------------------------------------------------------------

Name:  Cary Fuchs                                        Name:  Terry W. Burns
------------------------------------------------         ---------------------------------------------------------------------------

Title: SVP                                               Title: Assistant Vice President
------------------------------------------------         ---------------------------------------------------------------------------

                                                         Address: One American Square, P.O. Box 368 Indianapolis, Indiana 46206
                                                         ---------------------------------------------------------------------------

                                                         Tel.#: 317-285-1618
                                                         ---------------------------------------------------------------------------

                                   SCHEDULE A

                             PRINCIPAL FUNDS, INC.
                 SHARES AND FUNDS COVERED UNDER THIS AGREEMENT

The term "SHARES" shall mean the following:

      R Class Shares:
      R-3
      R-4
      R-5
      R-6


shares of each investment portfolio or series (each a "FUND") of Principal Funds, Inc.





Counterparty understands and agrees that the Shares may only be made available to eligible purchasers, as described in the Prospectus.

                                   SCHEDULE B

                                  COMPENSATION

Principal or its affiliate shall pay Counterparty a fee at an annualized rate of the number of basis points ("BPS") specified below of the average aggregate net asset value of Fund Shares for the relevant share class held in an omnibus account pursuant to this Agreement by Clients of Counterparty. This compensation will be payable quarterly, as compensation for providing the services described in this Agreement. At the end of each calendar quarter Counterparty will provide Principal with a statement showing its calculation of the amount of the payment to be made for such quarter, including the total billable assets, corresponding number of participants or sub-accounts, billable rate, and share class by fund account number, fund name and CUSIP, in a Microsoft Excel file or other mutually acceptable file. Principal will remit the payment owing within 30 days after receipt of such a statement. Counterparty shall not be entitled to collect, and shall not bill Principal for, such fee for any Fund Shares for which a third party recordkeeper or third party administrator receives compensation from Principal.

      R Class Shares:
      R-3                 30 bps
      R-4                 25 bps
      R-5                 25 bps
      R-6             No compensation